Exhibit 10.142

THIRD AMENDMENT TO LEASE

This agreement is made as of this 7th day of August, 2006 by and between Kingfisher, LLC, (hereinafter the "Landlord") and Mechanical Technology Incorporated (hereinafter the "Tenant").

PRELIMINARY STATEMENT

The Landlord and Tenant entered into a lease (The "Lease") dated April 2, 2001, and amended by First Amendment to Lease dated March 13, 2005, and Second Amendment to Lease dated December 12, 2005, for certain Premises at 431 New Karner Road, Albany, New York, consisting of 23,511 Net Usable Square Feet. Tenant desires to extend the current lease term for an additional 12 months.

Accordingly, the parties agree to amend and modify the Lease as hereinafter set forth:

    The current Lease Term shall be extended to expire December 31, 2007.
    The date by which Tenant must exercise its option to renew the lease, as per Section 25.17, shall be June 30, 2007.
    Base Rent, as per Section 3.02 of the Lease and Base Rent for Additional Premises of the First Amendment to Lease, shall be $10.00 per Gross Leaseable Square Foot for the period beginning January 1, 2007 and ending December 31, 2007.

Except as modified herby, all terms and conditions of the Lease are hereby ratified and confirmed by the parties hereto.

IN WITNESS WHEREOF Landlord and Tenant have signed and sealed this Modification to Lease as of the day and year first above written.

Landlord:

KINGFISHER, LLC

/S/Edward L. Hoe, Jr.

By: Edward L. Hoe, Jr., Member Manager

Tenant:

MECHANICAL TECHNOLOGY, INCORPORATED

/S/Steven N. Fischer

By: Steven N. Fischer, Chief Executive Officer